UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2008

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On June 13, 2008, Kansas City Southern ("KCS") delivered notice (a "Redemption Notice") to the holders of its 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C (the "Series C Stock"), pursuant to which KCS called for redemption all of the outstanding shares (the "Shares") of such Series C Stock. In connection with KCS's call for redemption of the Series C Stock, holders were entitled to convert each Share into 33.4728 shares of KCS's common stock ("Common Stock"), at any time prior to 5:00 p.m., New York City time, on the business day prior to July 15, 2008, the Redemption Date specified in the Redemption Notice.

As of July 14, 2008, holders of the Series C Stock had elected to convert 400,000 Shares into a total of 13,389,109 shares of Common Stock. KCS did not issue any fractional shares of Common Stock upon conversion of the Shares but instead paid an aggregate cash amount of $492.35 based upon the closing sale price of the Common Stock as of each date of conversion. Following the conversion described herein, no Shares of the Series C Stock remain outstanding, and KCS's obligation to pay dividends thereon has terminated. The shares of Common Stock were issued in reliance on the exemption from registration set forth in Section 3(9) of the Securities Act of 1933 covering exchanges of securities of an issuer solely with existing security holders. No commission or other remuneration was paid directly or indirectly for soliciting such exchange.

Item 8.01 Other Events.

On July 16, 2008, KCS issued a press release announcing the conversion and redemption of the Series C Stock described herein. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit 99.1 Press Release issued by Kansas City Southern dated July 16, 2008, entitled "KCS Completes Preferred Stock Conversion and Redemption."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

July 16, 2008	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Kansas City Southern dated July 16, 2008, entitled "KCS Completes Preferred Stock Conversion and Redemption."